Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1996 - B Owner Trust
                           For the Month of January
                    Distribution Date of February 20, 1998
                           Servicer Certificate #16

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $290,293,937.92
Beginning Pool Factor                                           0.5966897

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $17,895,662.94
     Interest Collected                                     $2,433,957.28

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $553,894.62
Total Additional Deposits                                     $553,894.62

Repos / Chargeoffs                                          $1,108,101.38
Aggregate Number of Notes Charged Off                                 128

Total Available Funds                                      $20,883,514.84

Ending Pool Balance                                       $271,290,173.60
Ending Pool Factor                                              0.5576281

Servicing Fee                                                 $241,911.61

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $8,796,103.08
     Target Percentage                                               2.50%
     Target Balance                                         $6,782,254.34
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                      ($40,090.65)
     Ending Balance                                         $8,756,012.43

Current Weighted Average APR:                                      10.034%
Current Weighted Average Remaining Term (months):                   35.61

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $1,942,648.19     1,599
                                31 - 60 days             $531,405.90       420
                                60+  days                $214,627.27       107

     Total:                                            $2,688,681.36     1,618

     Balances:                  60+  days              $3,462,878.49       107

Memo Item - Reserve Account
     Prior Month                                       $8,653,197.63
+    Invest. Income                                       $40,090.65
+    Excess Serv.                                        $102,814.80
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                 $8,796,103.08


Exhibit 20.6
Page 2 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  January

                                                                        NOTES
                                                                                                       CLASS B          CLASS C
                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 2     CERTIFICATES     CERTIFICATES
                                $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           93.50%            0.00%           3.50%           3.00%
     Coupon                                               5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance          $290,293,937.92
Ending Pool Balance             $271,290,173.60

Collected Principal              $17,895,662.94
Collected Interest                $2,433,957.28
Charge - Offs                     $1,108,101.38
Liquidation Proceeds/Recoveries     $553,894.62
Servicing                           $241,911.61
Cash Transfer from Reserve Account        $0.00
Total Collections Available
   for Debt Service              $20,641,603.23

Beginning Balance               $290,293,937.92            $0.00   $28,017,947.79  $236,500,000.00  $13,888,019.98  $11,887,970.15

Interest Due                      $1,535,024.11            $0.00      $138,455.36    $1,247,537.50      $75,226.77      $73,804.48
Interest Paid                     $1,535,024.11            $0.00      $138,455.36    $1,247,537.50      $75,226.77      $73,804.48
Principal Due                    $19,003,764.32            $0.00   $17,768,519.64            $0.00     $665,131.75     $570,112.93
Principal Paid                   $19,003,764.32            $0.00   $17,768,519.64            $0.00     $665,131.75     $570,112.93

Ending Balance                  $271,290,173.60            $0.00   $10,249,428.15  $236,500,000.00  $13,222,888.23  $11,317,857.22
Note / Certificate Pool Factor                            0.0000           0.0916           1.0000          0.7765          0.7763
   (Ending Balance / Original Pool Amount)
Total Distributions              $20,538,788.43            $0.00   $17,906,975.00    $1,247,537.50     $740,358.52     $643,917.41

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                    $102,814.80
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $8,796,103.08
(Release) / Draw                    ($40,090.65)
Ending Reserve Acct Balance       $8,756,012.43


Exhibit 20.6
Page 3 of 3

Navistar Financial 1996 - B Owner Trust
For the Month  of  January


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                 5               4                 3                2               1
                               Aug-97            Sep-97          Oct-97            Nov-97           Dec-97          Jan-98
Beginning Pool Balance     $356,384,702.80  $343,797,709.78  $332,810,807.25  $317,634,491.42  $307,339,061.17  $290,293,937.92

A)   Loss Trigger:
Principal of Contracts
  Charged Off                  $852,012.18      $982,800.70      $926,791.58      $427,497.73    $2,140,338.06    $1,108,101.38
Recoveries                     $620,268.66      $865,672.59    $2,424,018.23      $510,112.36      $437,340.36      $553,894.62


Loss Trigger - Reserve Account Balance                                 Loss Trigger - Certificate Lockout Event
   Total Charged Off (Months 5, 4, 3)         $2,337,090.01              Total Charged off (Months 1 - 6)         $6,437,541.63
   Total Recoveries (Months 3, 2, 1)          $1,501,347.34              Total Recoveries (Months 1 - 6)          $5,411,306.82
   Net Loss / (Recoveries) for 3 Mos            $835,742.67(a)           Net Loss/(Recoveries) for 6 Mos.         $1,026,234.81(c)

   Total Balance (Months 5, 4, 3)           $994,243,008.45(b)           Total Balance (Months 1 - 6)         $1,948,260,710.34(d)

   Loss Ratio Annualized  [(a/b) * (12)]             1.0087%             Loss Ratio Annualized [(c/d) (12)]              0.6321%

   Trigger:  Is Ratio > 1.5%                             No              Trigger:  Is Ratio > 6.0%                           No

                                                                                   Nov-97           Dec-97          Jan-98
B)   Delinquency Trigger:                                                       $3,762,018.13    $7,370,621.77    $3,462,878.49
     Balance delinquency 60+ days                                                    1.18439%         2.39821%         1.19289%
     As % of Beginning Pool Balance                                                  1.19608%         1.49362%         1.59183%
     Three Month Average

Trigger:  Is Average > 2.0%                            No

C)   Noteholders Percent Trigger:                  1.7998%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                            No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer